EXHIBIT 99.2


            REPORT OF MANAGEMENT ON COMPLIANCE WITH THE POOLING AND
                              SERVICING AGREEMENT
                        First National Bank of Commerce
                            New Orleans, Louisiana
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                      First NBC Credit Card Master Trust
                               Series 1997-1
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The Management of First National Bank of Commerce (the "Servicer") is
responsible for complying with the Pooling and Servicing Agreement dated as of August 1, 1997 between the Servicer and the First National Bank of Chicago (the "Agreement") and the Series 1997-1 Supplement thereto
(the "Supplement").

Management has performed an evaluation of the Servicer's compliance with the Agreement and the Supplement and, based on this evaluation, management believes that the Servicer has complied with the Agreement and the Supplement during the period August 1, 1997 through December 31,1997.



                                               FIRST NATIONAL BANK OF
                                               COMMERCE, Servicer



                                               By /s/ Anne M. Lacourrege
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                                               Name:  Anne M. Lacourrege
                                               Title: Servicing Officer
                                               Date:  January 31, 1998